UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under Rule 14a-12

GUESS?, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

 Filed by Guess?, Inc.
Pursuant to Rule 14a-12 under the
Securities Exchange Act of 1934, as amended
Subject Company: Guess?, Inc.
Commission File No.: 001-11893
This Schedule 14A filing consists of the following Transaction FAQs sent to employees of Guess?, Inc. (the “Company”) relating to the proposed transaction involving the Company and Authentic Brands Group LLC:

TRANSACTION FAQs
These FAQs are intended to answer the most anticipated questions following our recently announced transaction. They are a summary only and are not complete. In the event of any conflict or inconsistency between these FAQs and the merger agreement, the merger agreement prevails. Please reach out to your Manager if you have any further questions.
Questions Related to Your Role at Guess
1.What does this mean for my role and job security at Guess?
Until the transaction closes, we will continue to operate as an independent, publicly traded company. There are no changes to our strategy or objectives, your role or responsibilities, or any Company policies. The immediate focus is on business continuity and maintaining the high-quality service and performance our customers and partners expect.
The new Company structure impacting our intellectual property portfolio is intended to strengthen our organization, with the goal of accelerating growth and innovation. Following the transaction, we expect the majority of our operations to remain consistent with our current businesses although we will no longer be a publicly traded company.
Most importantly, it is business as usual at Guess, and it is essential that we stay focused on our jobs and customers. We will share news and information as it becomes available in the coming months.
2.Will our compensation, benefits or bonus structures change as a result of this transaction?
There are no changes to compensation, benefits or bonus structures.
It is important to note that Paul and Carlos, as owners of the operating company following closing, will continue to be committed to providing competitive compensation and benefit plans for employees in recognition of the important role they play in our success. Plans for future compensation programs will be announced in the coming months, but the intention is to replace the equity compensation portion of current total compensation programs with a newly designed incentive program typical for private companies and comparable to the current equity plans.

3.What happens to my equity (RSUs, stock options, shares) when we go private?
Upon the close of the transaction, Guess shareholders will receive $16.75 in cash for each share of GES they own, minus any applicable taxes. This includes all unvested equity, which will vest immediately at closing and be paid in the same way as vested equity.
We anticipate that payments will be made within 5 business days of closing, unless delayed for IRS tax rules. Any dividend equivalents tied to your equity will also be paid.

4.Can I sell my shares prior to the closing of transaction?

Assuming the Company is no longer in a blackout period, you may sell your shares in the public market consistent with our normal practices, including requesting approval for a sale unless you are subject to trade restrictions for having any material non-public information.

5.What happens to the ESPP?

The current ESPP period will be paid as scheduled on September 26, 2025. There will be no more ESPP purchase periods through the closing of the transaction, when the ESPP will formally end.
Other Questions
6.What are Paul and Carlos’ new roles going to be following the transaction?
Paul and Carlos will continue to manage the businesses following the closing of the transaction and will own 100% of the operating company. Both Paul and Carlos have expressed their excitement to continue leading Guess and working with Authentic Brands Group (ABG or Authentic) to accelerate the execution of the Company’s vision.
At this time, we do not anticipate any changes to our executive team or their roles.
Until the transaction closes, we will continue to operate as an independent, publicly traded company.
7.How will this transition affect our day-to-day operations and Company’s culture?
The immediate focus is on business continuity and maintaining the high-quality product offerings our customers expect.
Day-to-day operations are expected to continue as usual. Our Company's culture and our values will also remain the same, consistent with our 44-year history.
This agreement is a testament to the significant progress we have made to strengthen our organization, improve brand awareness and elevate customer engagement.
8.What is the timeline for this transition, and what are the next steps?
On August 20, 2025, we announced the signing of a definitive agreement. We currently expect the transaction to close in the fourth quarter of our 2026 fiscal year, subject to customary closing conditions, including approval of the transaction by Guess’s shareholders and the receipt of required regulatory approvals.
Until the transaction closes, we will continue to operate as an independent, publicly traded company.
9.What should I do if I am contacted by the media, customers, or other external parties about this news?
Except for certain Company executives, no one is authorized to speak publicly or communicate externally about the transaction or about this communication on the Company’s behalf as there are strict regulations and requirements around disclosing information. Employees are also not permitted to post on their social media accounts about the transaction.
If you should receive any inquiries, please send them to Fabrice Benarouche or Anne Deedwania.

10.Why is Authentic a good partner for Guess?
Authentic is the world’s leading owner of sports, lifestyle and entertainment intellectual property and partners with top-tier operators to help them grow and scale globally. Their portfolio includes more than 50 brands – including Reebok, Champion, Quicksilver, Billabong, Juicy Couture, Brooks Brothers, Ted Baker, Sports Illustrated, and Lucky Brand and they have a significant presence in 150 countries.
Additionally, their platform spans a powerful network of more than 1,800 licensees, distributors and retailers across categories and territories, fueling growth for their brands around the world.
Together with Authentic and as a privately held Company, Guess will have additional resources and enhanced flexibility to navigate today’s complex operating environment and execute on a more targeted, long-term strategy, enabling us to even better serve our customers around the world.
We are pleased to have reached this agreement, which we believe is in the best interests of our Company and all of its shareholders.
11.Why is Guess going private now?
Over the past several years, the landscape for public companies in our sector has shifted significantly. Public valuations have been compressed, driven by reduced analyst coverage and diminished investor focus on our industry. At the same time, with the increasing regulatory burden for public companies, our costs have escalated, and we risk diverting management's attention away from what matters most: our business, our products and our customers.

These dynamics have led many of our peers to pursue a private structure, which we believe would better position our Company to operate with greater focus, flexibility and cost efficiency.

Our new partnership with ABG will allow us to expand our businesses through acquisitions of other brands, just like we did with rag and bone, to leverage our global infrastructure and ABG’s vast network of licensees, investors and great business development capabilities.

In March of this year, Guess formed a Special Committee of independent and disinterested directors to evaluate a non-binding proposal to take the Company private from a third party.

In light of these considerations, the Special Committee—supported by independent financial and legal advisors—carefully reviewed strategic alternatives, including the transaction with ABG, and determined that this transaction is the best path forward for Guess? to provide shareholders with immediate and certain cash value at a compelling premium.
12. How are our investors reacting to this?
This transaction delivers immediate and compelling value for all shareholders. As stated in the press release, the transaction amounts to a 73% premium to where the stock price was at the time we announced a potential take private transaction on March 17, 2025. Feedback as of today has been overwhelmingly positive.
The Board and management team regularly review our strategy against other market opportunities to maximize value. This transaction is the result of a thorough and deliberate process involving multiple parties to achieve the best outcome for all GES shareholders.

The transaction was recommended by a Special Committee of independent directors appointed by our Board of Directors and unanimously approved at a meeting of our Board of Directors, who believe that the partnership with Authentic delivers immediate and significant value to shareholders, including a substantial cash premium over the unaffected share price.
13. Does this transaction require shareholder approval? What other approvals are required?
The transaction was approved by the Special Committee and the Board of Directors and is expected to close by in the fourth quarter of our 2026 fiscal year, subject to customary closing conditions, including approval by Guess’s shareholders and the receipt of required regulatory approvals.
14. What is the anticipated closing date for the transaction?
The transaction is expected to close by the end of the fiscal year, subject to customary closing conditions, including approval by Guess’s shareholders and the receipt of required regulatory approvals.
15. I saw press releases from law firms looking to get investors to challenge this deal. Should we have any concerns?
It is not uncommon for law firms to issue press releases following the announcement of significant transactions like this.
We are committed to constructive, honest, and year-round engagement with our shareholders. The Board of Directors unanimously approved the transaction after a thorough review, including an independent review by the Special Committee, and are confident it delivers immediate and compelling value to shareholders.
We will continue to comply with all regulatory requirements and provide updates as appropriate.
16. How will this change impact our relationships with customers and partners?
Guess’s commitment to its customers and partners remains unchanged.
Through this partnership with Authentic, Guess will have enhanced expertise and resources to invest in its platform, pursue new market opportunities, and even better serve our customers and partners worldwide.
17. Will there be any changes to our current product or service offering?
Currently, there are no planned changes to Guess’s current offerings as a result of the transaction.
The partnership with Authentic is expected to provide additional resources to further invest in and enhance Guess’s platform and product offerings, supporting continued innovation and value for our customers and partners worldwide.

Additional Information Regarding the Transaction and Where to Find It
This communication relates to the proposed transaction (the “Transaction”) involving Guess?, Inc. (the “Company”) and Authentic Brands Group LLC (“Authentic”). In connection with the proposed Transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A relating to its special meeting of stockholders (the “Proxy Statement”). The Proxy Statement will contain important information about the proposed Transaction and related matters. The Company, affiliates of the Company and Authentic, Glow Holdco 1, Inc. and Glow Merger Sub 1, Inc. intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other relevant documents with the SEC regarding the Transaction. This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that the Company may file with the SEC or send to its stockholders in connection with proposed Transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS.
The Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3 and other relevant materials will be filed with the SEC and mailed or otherwise made available to the Company’s stockholders. When available, the Company’s stockholders may obtain free copies of the Proxy Statement (and any amendments or supplements thereto), Schedule 13E-3, and other documents the Company files with the SEC from the SEC’s website at www.sec.gov or through the Investors portion of the Company’s website at investors.guess.com under the link “SEC Filings” or by contacting the Company’s Investor Relations by e-mail at IR@guess.com.
Participants in the Solicitation
The Company and its executive officers and directors and certain other members of management and employees and Authentic may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed Transaction. Information regarding the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the definitive proxy statement for its 2025 annual meeting of stockholders (available here), which was filed with the SEC on May 16, 2025. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed Transaction when they become available. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include all statements that do not relate solely to historical or current facts. Forward-looking statements, which are frequently indicated by terms such as “expect,” “could,” “will,” “should,” “goal,” “strategy,” “believe,” “estimate,” “continue,” “outlook,” “plan,” “create,” “see,” “proposed,” “intend,” and similar terms, are only expectations, and involve known and unknown risks and uncertainties, which may cause actual results in future periods to differ materially from what is currently anticipated. These forward-looking statements include, but are not limited to, statements regarding expected timing and anticipated completion of the Transaction, anticipated effects of the proposed Transaction, the treatment of outstanding equity and equity awards of the Company, and other characterizations of future events or circumstances. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change and are made only as of the date hereof. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: the risk that the proposed Transaction may not be completed in a timely manner or at all; the failure to satisfy any of the conditions to the proposed pre-closing restructuring described in the merger agreement or to the consummation of the proposed Transaction, including the receipt of certain regulatory approvals; the failure to obtain requisite stockholder approvals; the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; the effect of the announcement or pendency of the proposed Transaction on the Company’s business relationships, operating results and business generally; risks that the proposed Transaction disrupts the Company’s current plans and operations; the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, suppliers, licensees, landlords and others with whom it does business, in light of the proposed Transaction; risks related to diverting management’s attention from the Company’s ongoing business operations; unexpected costs, charges or expenses resulting from the proposed Transaction; potential litigation relating to the proposed Transaction that could be instituted against the parties to the merger agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; continued availability of capital and financing and rating agency actions; certain restrictions during the pendency of the Transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, war or hostilities, as well as management’s response to any of the aforementioned factors; the impact of adverse general and industry-specific economic and market conditions; uncertainty as to timing of completion of the proposed Transaction; legislative, regulatory and economic developments affecting the Company’s business and other risks and uncertainties associated with the Company’s businesses set forth in the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended February 1, 2025, as updated from time to time in subsequent filings with the SEC. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.